Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273075

PROSPECTUS

SKYX PLATFORMS CORP.

Up to 7,274,939 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 7,274,939 shares of common stock, no par value per share (the “common stock”), consisting of (i) up to 4,526,673 shares of common stock that may be issued upon conversion of $10,350,000 aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock, of outstanding subordinated secured convertible promissory notes issued on February 6, 2023 and March 29, 2023 (collectively, the “Notes”), which are convertible into shares of common stock at a minimum conversion price of $2.70 per share; (ii) up to 1,391,667 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued on February 6, 2023 and March 29, 2023 (collectively, the “Private Warrants”); (iii) up to 132,000 shares of common stock that may be issued upon exercise of an outstanding warrant to purchase common stock (the “Benchmark Warrant”) issued to The Benchmark Company, LLC (“Benchmark”); (iv) up to 916,368 shares of common stock issued pursuant to private placement transactions that occurred during October 2021 through December 2021 (the “Subscription Shares”); (v) up to 204,171 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued in connection with such private placements (the “Subscription Warrants”); and (vi) up to 104,060 shares of common stock that may be issued upon exercise of outstanding warrants to purchase common stock issued to certain placement agents (the “Placement Warrants”).

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to registration rights contained in certain securities purchase agreements and the related securities, as further described in this prospectus. See “Prospectus Summary” for additional information.

We will not receive any proceeds from the sale of the shares by the Selling Securityholders. We will, however, receive the net proceeds of any warrants exercised for cash. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of common stock.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock. The Selling Securityholders and any of their permitted transferees may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SKYX.” On June 27, 2023, the last reported sale price of our common stock was $2.38 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 6 of this prospectus and in the other documents that are incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. Such prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Securityholders guarantee the accuracy or completeness of this information and neither we nor the Selling Securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless expressly indicated or the context requires otherwise, the terms “SKYX,” the “Company,” “we,” “us” and “our” in this prospectus mean SKYX Platforms Corp. (d/b/a Sky Technologies) and its wholly-owned subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain an internet website at www.skyplug.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. Information contained on, or that may be accessed through, our website is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. You may also request a copy of the registration statement from us, as provided below. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (our “Annual Report”);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K filed with the SEC on February 7, 2023, March 31, 2023, April 28, 2023 (as amended by the Form 8-K/A filed May 5, 2023), May 1, 2023, May 5, 2023 (first filing), May 5, 2023 (second filing), May 12, 2023, May 26, 2023 and June 29, 2023 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of our common stock set forth in Exhibit 4.1 of our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

SKYX Platforms Corp.

Attn: Secretary

2855 W. McNab Road

Pompano Beach, Florida 33069

(855) 759-7584

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We have a series of advanced-safe-smart platform technologies. Our first-generation technologies enable light fixtures, ceiling fans and other electrically wired products to be installed safely and plugged in to a ceiling’s electrical outlet box within seconds, and without the need to touch hazardous wires. The plug and play technology method is a universal power-plug device that has a matching receptacle that is simply connected to the electrical outlet box on the ceiling, enabling a safe and quick plug and play installation of light fixtures and ceiling fans in just seconds. The plug and play power-plug technology eliminates the need of touching hazardous electrical wires while installing light fixtures, ceiling fans and other hard wired electrical products. In recent years, we have expanded the capabilities of our power-plug product to include advanced-safe and quick universal installation methods, as well as advanced-smart capabilities. The smart features include control of light fixtures and ceiling fans by the SkyHome App, through WIFI, BLE and voice control. It allows scheduling, energy savings eco mode, dimming, back-up emergency light, night light, light color changing and much more. Our second-generation technology is an all-in-one safe and smart-advanced platform that is designed to enhance all-around safety and lifestyle of homes and other buildings. Our products are designed to improve all around home and building safety and lifestyle. While we have developed and created working prototypes of our advanced and smart products, we are continuing to refine the product prototypes and expect to begin manufacturing during 2023 for the advanced products and the smart universal power-plug, ceiling fans and lighting products and for the Smart Sky Platform. We hold over 60 U.S. and global patents and patent applications and have received a variety of final electrical code approvals, including UL, United Laboratories of Canada (cUL) and Conformité Européenne (CE), and 2017 and 2020 inclusion in the NEC Code Book.

Recent Developments

On April 28, 2023, the Company acquired all issued and outstanding shares of Belami, Inc., a California corporation, which is a strategic e-commerce lighting and home décor conglomerate that the Company expects will serve as a marketing and growth platform and is expected to provide several distribution channels, including to retail customers, builders and professionals (the “Acquisition”).

2023 Private Placements

On each of February 6, 2023 and March 29, 2023, the Company closed private placements of its securities, pursuant to which the Company issued and sold Notes in the aggregate principal amount of $10,350,000 and Private Warrants to purchase an aggregate of up to 1,391,667 shares of the Company’s common stock to certain investors (the “2023 Private Placements”). The investors in the 2023 Private Placements have certain registration rights, pursuant to which the Company has filed the registration statement of which this prospectus is a part. The Notes mature on the fourth anniversary of the applicable closing date and contain customary acceleration events. The principal amount of the Notes is convertible at any time after the applicable closing date, in whole or in part, at the option of the respective holder, into shares of common stock at an initial conversion price of $3.00 per share, subject to adjustment and a minimum conversion price of $2.70 per share. Interest on the Notes accrues at a rate of 10% per annum. For the Notes issued in February 2023, 7% of the interest is payable quarterly in arrears in cash and 3% is payable quarterly in arrears in cash or in shares of common stock at the Note conversion price on the date the principal balance of the Note is paid in full or fully converted, at the holder’s election. For the Notes issued in March 2023, all of the interest is payable quarterly in arrears in cash or in shares of common stock at the Note conversion price on the date the principal balance of the Note is paid in full or fully converted, at the holder’s election. The Notes are secured by substantially all of the Company’s accounts, instruments, and tangible and intangible property, which secured interest is subordinated to interests held by other parties in such collateral as of the applicable closing date and certain future debt. The Company may prepay the entire then-outstanding principal amount of the Notes at any time, plus a prepayment premium; if the Company exercises such right, a Note holder may instead elect to convert the Note. After the third anniversary of the applicable closing date, the holder may require the Company to repay the outstanding principal balance and accrued interest on the Notes with 30 days’ prior written notice. The Private Warrants are exercisable for five years after the applicable closing date and are exercisable immediately after their issuance, in whole or in part. The Private Warrants have an initial exercise price of $3.00 per share, subject to adjustment and a minimum exercise price of $2.70 per share.

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The Notes and the Private Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Private Warrants to the extent that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% or 9.99%, as elected by the holder, or such other percentage as the holder may select, of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company, provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice. In no event will the aggregate number of shares of common stock that may be issued pursuant to the Acquisition and the 2023 Private Placements, including the number of shares of common stock issued or issuable upon conversion of the Notes and exercise of the Private Warrants, plus the number of shares of common stock issued or issuable in connection with the Acquisition, exceed 19.99% of the common stock outstanding on February 6, 2023 prior to closing the 2023 Private Placement on such date, unless the Company obtains stockholder approval. See “Selling Securityholders” for additional information regarding the number of shares being registered upon conversion of the Notes.

Benchmark Warrant

On February 9, 2022, in connection with its initial public offering, the Company entered into an underwriting agreement with Benchmark, which acted as sole book-running manager for the offering. On February 14, 2022, pursuant to the underwriting agreement, the Company issued to Benchmark the Benchmark Warrant to purchase an aggregate of 132,000 shares of common stock. The Benchmark Warrant became exercisable on August 8, 2022 and expires February 9, 2027. The initial exercise price of the Benchmark Warrant is $18.20 per share. We are registering the resale of the shares issuable upon exercise of the Benchmark Warrant pursuant to the terms of the Benchmark Warrant, which contains certain piggyback registration rights.

2021 Subscription Offerings

During October 2021 through December 2021, the Company sold the Subscription Shares and Subscription Warrants to purchase up to 204,171 shares of common stock at an adjusted exercise price of $9.80 per share (subject to further adjustment) in a series of private placement transactions. The Subscription Warrants are exercisable for three years after the applicable closing date and are exercisable immediately after their issuance, in whole or in part. We are registering the resale of the Subscription Shares and the shares issuable upon exercise of the Subscription Warrants pursuant to the terms of the applicable securities subscription agreements and the Subscription Warrants issued thereunder, which contain certain piggyback registration rights.

Placement Agent Warrants

Pursuant to an investment banking agreement, dated October 2018, between the Company and Newbridge Securities Corporation, the Company agreed to issue to Newbridge Securities Corporation, or its permitted assigns, Placement Warrants to purchase shares of common stock as partial compensation for Newbridge Securities Corporation’s services as a placement agent for sales of equity securities by the Company. The Placement Warrants are exercisable for three years after the applicable issuance date and are exercisable immediately after their issuance, in whole or in part. Pursuant to the investment banking agreement, the Company issued the following Placement Warrants between December 2020 and December 2021: Placement Warrants to purchase an aggregate of 14,375 shares of common stock at an exercise price of $12.00 per share (subject to adjustment) and Placement Warrants to purchase an aggregate of 89,685 shares of common stock at an adjusted exercise price of $9.80 per share (subject to further adjustment). We are registering the resale of the shares issuable upon exercise of the Placement Warrants pursuant to the terms of the Placement Warrants, which contain certain piggyback registration rights.

Corporate Information

We were originally organized in May 2004 as a Florida limited liability company under the name of Safety Quick Light, LLC. We converted to a Florida corporation on November 6, 2012 and, effective August 12, 2016, we changed our name from “Safety Quick Lighting & Fans Corp.” to “SQL Technologies Corp.” Effective June 14, 2022, we changed our name from “SQL Technologies Corp.” to “SKYX Platforms Corp.” We currently do business as “Sky Technologies.”

Our principal executive offices are located at 2855 W. McNab Road, Pompano Beach, Florida 33069, and our telephone number is (855) 759-7584. Our website can be found at www.skyplug.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

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The Offering

Shares of common stock offered by the Selling Securityholders	Up to 7,274,939 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders. We will, however, receive the net proceeds of any warrants exercised for cash.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” on page 6 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Terms of the offering	Each of the Selling Securityholders will determine when and how they will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Nasdaq symbol	“SKYX”

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also affect our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus and the documents incorporated by reference herein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive any proceeds from the exercise of the warrants for cash, which we intend to use for general corporate and working capital purposes. We will not receive any proceeds from the sale of the shares of common stock issuable upon such exercise.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation (as amended, the “Articles of Incorporation”) and Second Amended and Restated By-Laws (the “By-Laws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of applicable Florida law.

Authorized Capital

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share.

Common Stock

Dividend Rights

The holders of our common stock are entitled to any dividends that may be declared by the board of directors of the Company out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, including the election of directors. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of common stock. Except as otherwise required by law or the Company’s Articles of Incorporation or By-Laws, all other matters brought to a vote of the holders of common stock are approved if the votes cast in favor of the action exceed the votes cast against the action.

Liquidation

In the event of the Company’s liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Rights and Preferences

All outstanding shares of common stock are duly authorized, fully paid and non-assessable. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Stock Exchange Listing

The common stock is listed on Nasdaq under the symbol “SKYX.”

Registration Rights and Anti-Dilution Provisions

Certain of the Company’s outstanding shares of common stock and securities convertible into or exercisable for common stock have registration rights or are subject to a form of antidilution protection provisions.

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Transfer Agent

The transfer agent for our common stock is Securitize, LLC.

Preferred Stock

We have no shares of preferred stock outstanding. Under the terms of the Articles of Incorporation, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

Anti-Takeover Provisions

Certain provisions of Florida law, the Articles of Incorporation and the By-Laws, summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that might result in a premium over the market price for our shares.

Florida Law

As a Florida corporation, the Company is subject to certain anti-takeover provisions that apply to public corporations under the Florida Business Corporation Act (“FBCA”). Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to the time that such stockholder became an interested stockholder, the board of directors approved either the affiliated transaction or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject stockholder becoming an interested stockholder, such stockholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors who are also officers and certain employee stock plans; or

●	at or subsequent to the time the subject stockholder became an interested stockholder, such business combination or other extraordinary corporate transaction is approved by the board of directors and authorized by an affirmative vote of the holders of at least two-thirds of the voting shares of the corporation (excluding shares held by the interested stockholder) at an annual or special meeting of stockholders, and not by written consent.

Notwithstanding the above, the voting requirements set forth above do not apply to a particular affiliated transaction if one or more conditions are met, including, but not limited to, the following: the affiliated transaction has been approved by a majority of the disinterested directors of the corporation; the corporation has not had more than 300 stockholders of record at any time during the three years preceding the announcement date; the interested stockholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date; or the consideration to be paid to the holders of each class or series of voting shares in the affiliated transaction meets certain minimum conditions.

An interested stockholder is generally defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. The Company has not made an election in the Articles of Incorporation to opt out of Section 607.0901.

In addition, Section 607.0902 of the FBCA contains certain prohibitions relating to “control share acquisitions.” The Articles of Incorporation include a provision that opts the Company out of the “control share acquisition” statute under the FBCA.

Articles of Incorporation and By-Laws

The board of directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of preferred stock and to fix the designations, powers, preferences, rights and limitations of such class or series, without seeking stockholder approval, which could delay, defer or prevent any attempt to acquire or control the Company or could make removal of management more difficult. A majority vote of the stockholders is required to remove directors from office, with or without cause; a majority of the board of directors may remove a director for cause. The By-Laws provide that a special meeting of stockholders may be called only by the order of the chairman of the board of directors or upon the written request of stockholders owning at least a majority of the outstanding shares of the Company entitled to vote for directors as of the date of such request.

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SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below and the permitted transferees that hold any of the Selling Securityholders’ interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information concerning the common stock that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 91,643,338 shares of common stock outstanding as of June 26, 2023. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, convertible notes or other rights held by such person that are currently exercisable or convertible or will become exercisable or convertible or will vest within 60 days of such date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise, subject to community property laws where applicable.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities included in the table below in transactions exempt from the registration requirements of the Securities Act. Any changed or new information provided to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The number of shares of common stock issuable upon conversion of the Notes represents a good faith estimate of the maximum number of shares of common stock that may be issuable upon conversion of the Notes, based on $10,350,000 aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock in connection with the conversion thereof, at the minimum conversion price of $2.70 per share. We assumed, for purposes hereof, that the Notes will accrue interest through their applicable maturity dates at a rate of 10% per annum, that the Notes will be fully converted to shares of common stock on their applicable maturity dates, and that the Company will pay applicable interest in shares of common stock upon the date of conversion of the Notes. For the Notes issued in February 2023, 3% of the interest may be paid in shares of common stock, and for the Notes issued in March 2023, 10% of the interest may be paid in shares of common stock. If the Notes are not converted in full, if the interest on the Notes is paid in cash or additional interest on the Notes is paid in shares, or if the conversion price is above the minimum conversion price of $2.70 per share, the actual number of shares issuable to the respective Selling Securityholders upon conversion of the Notes, if any, could be substantially more or less than the number of shares registered. This presentation is not intended to constitute an indication or prediction of the date on which the respective Selling Securityholders will convert their Notes into common stock, if at all.

The Notes and the Private Warrants contain conversion limitations providing that a holder thereof may not convert the Notes or exercise the Private Warrants to the extent that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% or 9.99%, as elected by the holder, or such other percentage as the holder may select, of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. In addition, in no event will the aggregate number of shares of common stock that may be issued pursuant to the Acquisition and the 2023 Private Placements, including the number of shares of common stock issued or issuable upon conversion of the Notes and exercise of the Private Warrants, plus the number of shares of common stock issued or issuable in connection with the Acquisition, exceed 19.99% of the common stock outstanding on February 6, 2023 prior to closing the 2023 Private Placement on such date, unless the Company obtains stockholder approval. The number of shares in the table below do not reflect these limitations.

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For additional information regarding the shares offered as included in the table below, see “Prospectus Summary” above.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	Percentage of Shares Beneficially Owned after Shares are Sold
David S. Nagelberg 2003 Revocable Trust dtd 07/02/03(1)	4,805,558	4,105,558	700,000	*
Teresa E. Nagelberg(2)	58,150	58,150	—	—
DSN Ventures LLC(3)	411,112	411,112	—	—
Strul Associates LP(4)	6,198,535	1,343,520	4,855,015	5.3%
The Benchmark Company, LLC(5)	132,000	132,000	—	—
V. Cathleen & John B Anthony III Trust, udt dated December 2, 1992(6)	18,539	18,539	—	—
Holland Park Holding Group LP(7)	10,205	10,205	—	—
Daniel & Sheryl Sherron TBET(8)	18,539	18,539	—	—
Equal Shares LLC(9)	27,807	27,807	—	—
Scadd, LLC(10)	83,334	83,334	—	—
Investment 2018, LLC(11)	772,688	41,667	731,021	*
Carol Albanelli(12)	18,539	18,539	—	—
Wayne Albanelli(13)	18,539	18,539	—	—
DJD MPP, LP(14)	27,807	27,807	—	—
AJD MPP, LP(15)	27,807	27,807	—	—
Stanley M. Barg(16)	612,245	612,245	—	—
Sky Tech Investors LLC(17)	203,266	203,266	—	—
Stanley Wakshlag Revocable Trust dtd 6/17/1998(18)	12,245	12,245	—	—
Leonard J. Sokolow(19)	1,294,976	28,759	1,266,217	1.4%
Newbridge Securities Corporation(20)	25,465	21,865	3,600	*
John Zaffarano(21)	14,349	14,349	—	—
Guy Amico(22)	31,682	11,514	20,168	*
Scott Goldstein(23)	31,680	11,514	20,166	*
Bruce Jordan(24)	25,107	14,907	10,200	*
Sol Saad(25)	1,852	1,152	700	*

*	Less than 1%.

(1)	Includes up to 2,955,558 shares issuable upon conversion of Notes and up to 1,150,000 shares issuable upon exercise of Private Warrants that may be sold under this prospectus. David S. Nagelberg, the trustee of the David S. Nagelberg 2003 Revocable Trust dtd 07/02/03, may be deemed to be the beneficial owner of the shares held by the trust and have voting and dispositive power over such shares. The address of the trust is 939 Coast Blvd., Unit 21 DE, La Jolla, California 92037.

(2)	Represents up to 41,483 shares issuable upon conversion of a Note and up to 16,667 shares issuable upon exercise of a Private Warrant that may be sold under this prospectus. Ms. Nagelberg’s address is 939 Coast Blvd., Unit 21 DE, La Jolla, California 92037.

(3)	Represents up to 311,112 shares issuable upon conversion of a Note and up to 100,000 shares issuable upon exercise of a Private Warrant that may be sold under this prospectus. David S. Nagelberg, the manager of DSN Ventures LLC, may be deemed to be the beneficial owner of the shares held by DSN Ventures LLC and have voting and dispositive power over such shares. The address of DSN Ventures LLC is 939 Coast Blvd., Unit 21 DE, La Jolla, California 92037.

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(4)	Includes up to 1,218,520 shares issuable upon conversion of Notes and up to 125,000 shares issuable upon exercise of a Private Warrant that may be sold under this prospectus. Aubrey Strul, general partner of Strul Associates LP, may be deemed to be the beneficial owner of the shares held by Strul Associates LP and have voting and dispositive power over such shares. Strule Associates LP is a greater than 5% holder of the Company’s common stock. The business address of Strul Associates LP is 20320 Fairway Oaks Drive, Apt. 362, Boca Raton, Florida 33434.

(5)	Represents up to 132,000 shares issuable upon exercise of the Benchmark Warrant that may be sold under this prospectus. Richard Messina, the sole member of Benchmark, may be deemed to be the beneficial owner of the shares held by Benchmark and have voting and dispositive power over such shares. The business address of Benchmark is 150 East 58th Street, 17th Floor, New York, NY 10155.

(6)	Represents 10,205 Subscription Shares and up to 8,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. John B. Anthony III and V. Cathleen Anthony, the trustees of the trust, may be deemed to be the beneficial owners of the shares held by the trust and have voting and dispositive power over such shares. The address of the trust is 4404 Glencannon Drive, Fairfield, California 94534.

(7)	Represents 1,871 Subscription Shares and up to 8,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Richard Johnson, the manager of Curtis Point GP, LLC, the general partner of Holland Park Holding Group, LP (“Holland Park”), may be deemed to be the beneficial owner of the shares held by Holland Park and have voting and dispositive power over such shares. The business address of Holland Park is 1600 Thatch Palm Drive, Boca Raton, Florida 33432.

(8)	Represents 10,205 Subscription Shares and up to 8,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. The address of Mr. Sherron and Ms. Sherron is 2524 Emerald Tree Lane, Apopka, Florida 32712.

(9)	Represents 15,307 Subscription Shares and up to 12,500 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Jeffrey Anderson, the manager of Equal Shares LLC, may be deemed to be the beneficial owner of the shares held by Equal Shares LLC and have voting and dispositive power over such shares. The business address of Equal Shares LLC is 1888 Sabal Palm Drive, Boca Raton, Florida 33432.

(10)	Represents up to 83,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Scott Daiagi, the managing member of Scadd, LLC, may be deemed to be the beneficial owner of the shares held by Scadd, LLC and have voting and dispositive power over such shares. The business address of Scadd, LLC is 2550 Miami Road, Fort Lauderdale, Florida 33316.

(11)	Includes up to 41,667 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Steven Siegelaub, the managing member of Investment 2018, LLC, may be deemed to be the beneficial owner of the shares held by Investment 2018, LLC and have voting and dispositive power over such shares. Mr. Siegelaub, with his affiliated entities, including Investment 2018, LLC, is a former greater than 5% holder of the Company’s common stock. The business address of Investment 2018, LLC is 361 E Hillsboro Blvd., Deerfield Beach, Florida 33441.

(12)	Represents 10,205 Subscription Shares and up to 8,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Ms. Albanelli’s address is 30140 Fox Club Drive, Farmington Hills, Michigan 48331.

(13)	Represents 10,205 Subscription Shares and up to 8,334 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Mr. Albanelli’s address is 47830 Bellagio Drive, Northville, Michigan 48167.

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(14)	Represents 15,307 Subscription Shares and up to 12,500 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Paul Lawless, the manager of DJD MPP, LLC, the general partner of DJD MPP, LP, may be deemed to be the beneficial owner of the shares held by DJD MPP, LP and have voting and dispositive power over such shares. The business address of DJD MPP, LP is 1877 S. Federal Hwy., Suite 210, Boca Raton, Florida 33432.

(15)	Represents 15,307 Subscription Shares and up to 12,500 shares issuable upon exercise of a Subscription Warrant that may be sold under this prospectus. Paul Lawless, the manager of AJD MPP, LLC, the general partner of AJD MPP, LP, may be deemed to be the beneficial owner of the shares held by AJD MPP, LP and have voting and dispositive power over such shares. The business address of AJD MPP, LP is 1877 S. Federal Hwy., Suite 210, Boca Raton, Florida 33432.

(16)	Represents 612,245 Subscription Shares that may be sold under this prospectus. Mr. Barg’s address is 1112 25th Street NW, Unit 8, Washington, D.C. 20037.

(17)	Represents 203,266 Subscription Shares that may be sold under this prospectus. Stephen J. Garchik, the manager of Sky Tech Investors LLC, may be deemed to be the beneficial owner of the shares held by Sky Tech Investors LLC and have voting and dispositive power over such shares. The business address of Sky Tech Investors is 101 SE 4th Avenue, Delray Beach, Florida 33483.

(18)	Represents 12,245 Subscription Shares that may be sold under this prospectus. Stanley Wakshlag, the trustee of the trust, may be deemed to be the beneficial owner of the shares held by the trust and have voting and dispositive power over such shares. The address of the trust is 4970 SW 78th Street, Miami, Florida 33143.

(19)	Includes up to 28,759 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus, as well as 873,333 shares of common stock underlying stock options held by Mr. Sokolow that are exercisable within 60 days of June 26, 2023, 16,667 shares of common stock issuable upon conversion of the principal amount of an outstanding convertible note held by Mr. Sokolow and 20,167 shares of unvested restricted stock. Mr. Sokolow serves as a director of the Company. Mr. Sokolow’s business address is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(20)	Includes up to 21,865 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus. Mr. Sokolow is the Chief Executive Officer and President of Newbridge Financial, Inc. and Chief Executive Officer of Newbridge Securities Corporation, its broker dealer subsidiary, and may be deemed to be the beneficial owner of the shares held by Newbridge Securities Corporation and have voting and dispositive power over such shares. The business address of Newbridge Securities Corporation is 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(21)	Represents up to 14,349 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus. The business address of Mr. Zaffarano is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(22)	Includes up to 11,514 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus. The business address of Mr. Amico is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(23)	Includes up to 11,514 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus. The business address of Mr. Goldstein is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(24)	Includes up to 14,907 shares issuable upon exercise of Placement Warrants that may be sold under this prospectus. The business address of Mr. Jordan is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

(25)	Includes up to 1,152 shares issuable upon exercise of a Placement Warrant that may be sold under this prospectus. The business address of Mr. Saad is c/o Newbridge Securities Corporation, 1200 N. Federal Highway, Suite 400, Boca Raton, Florida 33432.

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PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus on behalf of the Selling Securityholders. Certain costs, expenses and fees connected with the registration of these securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the securities will be borne by the Selling Securityholders. The Selling Securityholders may offer and sell the securities covered by this prospectus from time to time in one or more transactions. The term “Selling Securityholders” includes permitted transferees. A Selling Securityholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. A Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

●	through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	privately negotiated transactions;

●	through agents;

●	by delayed delivery contracts or by remarketing firms;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

●	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

●	block trades in which the broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	a combination of any such method of sale; or

●	any other method permitted pursuant to applicable law.

In connection with distributions of the securities or otherwise, the Selling Securityholders may sell the securities in negotiated transactions; in one or more transactions at a fixed price or prices, which may be changed from time to time; at market prices prevailing at the times of sale; at prices related to such prevailing market prices; or at negotiated prices. The Selling Securityholders may sell the securities on a national securities exchange, in the over-the-counter market, or in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

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There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time. We will not receive any of the proceeds from this offering.

If underwriters are used in the sale of any securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters.

If a dealer is used in an offering of securities, the dealer may purchase the securities, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Securityholders and/or us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Underwriters who participate in the distribution of securities may be granted an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from the Selling Securityholders. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with sales of securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of securities in the course of hedging in positions they assume. The Selling Securityholders may also sell securities short and the Selling Securityholders may deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The Selling Securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders may also transfer and donate securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of securities may engage in transactions with, and perform other services for, us or the Selling Securityholders in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Securityholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders and/or from the purchasers of securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Securityholders and any broker-dealer or agent, or other third party, regarding the sale of any securities by the Selling Securityholders.

The Selling Securityholders, any underwriters, broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the securities covered by this prospectus may be “underwriters” under the Securities Act with respect to those securities and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Securityholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of securities acquired as principal, may be deemed to be underwriting discounts and commissions. If the Selling Securityholders are deemed to be underwriters, the Selling Securityholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Securityholders to sell the securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the securities for sale in those states unless an exemption from registration and qualification is available and the Selling Securityholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Thompson Hine LLP.

EXPERTS

The financial statements of the Company as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 in reliance upon the report of M&K CPAS, PLLC, independent registered public accounting firm, incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Belami, Inc. as of December 31, 2022 and 2021, and for the years then ended, have been incorporated by reference herein from the Current Report on Form 8-K/A filed by the Company on May 5, 2023 in reliance upon the report of M&K CPAS, PLLC, independent registered public accounting firm, incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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SKYX Platforms Corp.

Up to 7,274,939 Shares of Common Stock

PROSPECTUS

July 10, 2023